Exhibit 10.1

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”), dated as of                             , is made by and between UNITED THERAPEUTICS CORPORATION, a Delaware corporation (the “Company”), and                                (the “Indemnitee”), an “agent” (as hereinafter defined) of the Company.

RECITALS

A.                                   The Company recognizes that competent and experienced persons are increasingly reluctant to serve as directors or executive officers of corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and executive officers;

B.                                     The Company and the Indemnitee recognize that plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of directors and executive officers;

C.                                     In order to induce and encourage competent and experienced persons such as Indemnitee to serve and continue to serve as directors and executive officers of the Company and in any other capacity with respect to the Company, and to otherwise promote the desirable end that such persons will resist what they consider unjustified lawsuits and claims made against them in connection with the good faith performance of their duties, with the knowledge that certain expenses, judgments, fines and penalties incurred by them in their defense of such litigation are to be borne by the Company and they shall receive the maximum protection against such risks and liabilities as may be afforded by law, the Company has determined that  the interests of the Company and its stockholders would best be served by a combination of liability insurance coverage and the indemnification by the Company of the directors and executive officers of the Company;

D.                                    Section 145 of the General Corporation Law of Delaware (“Section 145”), under which the Company is organized, empowers the Company to indemnify and advance expenses to its directors, officers, employees and agents by agreement and to indemnify and advance expenses to persons who serve, at the request of the Company, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification and advancement provided by Section 145 is not exclusive;

E.                                      The Company’s Certificate of Incorporation and By-Laws require the Company to indemnify and advance expenses to its directors and officers, permit the Company to enter into agreements with any of its directors or officers providing such rights of indemnification as the Company may deem appropriate, and expressly provide that the indemnification and advancement of expenses provided by the Certificate of Incorporation and By-Laws is not exclusive;

F.                                      The Board of Directors has determined that contractual indemnification as set forth herein is not only reasonable and prudent but necessary to promote the best interests of the Company and its stockholders;

G.                                     The Company desires and has requested the Indemnitee to serve or continue to serve as a director or executive officer of the Company free from undue concern for claims for damages arising out of or related to such services to the Company; and

H.                                    The Indemnitee is willing to serve, or to continue to serve, the Company, only on the condition that he or she is furnished the indemnity provided for herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                                       Definitions and References.

(a)                                  Agent.  For purposes of this Agreement, “agent” of the Company means any person who is or was a director, officer, employee or other agent of the Company or a subsidiary of the Company, or while a director, officer, employee or other agent of the Company or a subsidiary of the Company is or was serving at the request of, for the convenience of, or to represent the interest of the Company or a subsidiary of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise.

(b)                                 Change in Control.  For purposes of this Agreement, “change in control” means a change in control of the Company occurring after the date of this Agreement of a nature that would be required to be reported in response to Item 5.01 of Current Report on Form 8-K (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, a change in control shall be deemed to have occurred if after the date of this Agreement: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage, (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter, or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors

(c)                                  Expenses.  For purposes of this Agreement, “expenses” includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements and other out-of-pocket costs), actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification or advancement under this Agreement, Section 145 or otherwise, and amounts paid in settlement by or on behalf of the Indemnitee, but shall not include any final judgments, fines or penalties actually levied against the Indemnitee.

(d)                                 Independent Legal Counsel.  For purposes of this Agreement, “independent legal counsel” means a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent:  (i) the Company or the Indemnitee in any matter material to either such party, or (ii) any other party to the proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “independent legal counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s right to indemnification under this Agreement.

(e)                                  Proceeding.  For purposes of this Agreement, “proceeding” means any threatened, pending or completed action, suit or other proceeding, whether brought by or in the right of the Company or otherwise, and whether of a civil, criminal, administrative, investigative, legislative or other nature.

(f)                                    Subsidiary.  For purposes of this Agreement, “subsidiary” means any corporation of which more than 50% of the outstanding voting securities are owned directly or indirectly by the Company, by the Company and one or more other subsidiaries or by one or more other subsidiaries.

(g)                                 References.  For purposes of this Agreement, “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plans; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and any person who acts in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

2.                                       Agreement to Serve.  The Indemnitee agrees to serve and/or continue to serve as an agent of the Company, at the will of the Company (or under separate agreement, if such agreement exists), so long as the Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the By-Laws of the Company or any subsidiary of the Company or until such time as the Indemnitee is removed as permitted by law or tenders a resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment by the Indemnitee in any capacity.

3.                                       Indemnity in Third Party Proceedings.  The Company shall indemnify the Indemnitee if the Indemnitee was or is a party to or is threatened to be made a party to any proceeding (other than a proceeding by or in the right of the Company) by reason of the fact that the Indemnitee is or was an agent of the Company, including any proceeding based upon any act or inaction by the Indemnitee in the Indemnitee’s capacity as an agent of the Company, against any and all expenses, judgments, fines and penalties actually and reasonably incurred by the Indemnitee in connection with such proceeding, but only if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any proceeding by judgment, order of court, settlement, conviction or on plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceedings, that the Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

4.                                       Indemnity in Derivative Actions; Indemnification as Witness.

(a)                                  The Company shall indemnify the Indemnitee if the Indemnitee was or is a party to or is threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was an agent of the Company, including any proceeding based upon any act or inaction by the Indemnitee in the Indemnitee’s capacity as an agent of the Company, against all expenses actually and reasonably incurred by the Indemnitee in connection with such proceeding, but only if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and except that no indemnification under this Section 4 shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been found, in a final, nonappealable judgment or other final, nonappealable adjudication, to be liable to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

(b)                                 Notwithstanding any other provisions of this Agreement, to the extent the Indemnitee is, by reason of the fact that he or she is or was an agent of the Corporation, involved in any proceeding but neither is nor is threatened to be made a party to such proceeding, including but not limited to testifying as a witness or furnishing documents in response to a subpoena or otherwise, the Indemnitee shall be indemnified against any and all expenses actually and reasonably incurred by or for him or her in connection therewith.

5.                                       Indemnification of Expenses of Successful Party.  Notwithstanding any other provisions of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter therein, the Company shall indemnify the Indemnitee against all expenses actually and reasonably incurred in connection with such proceeding.

6.                                       Partial Indemnification.  If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses, judgments, fines or penalties, actually and reasonably incurred by the Indemnitee in a proceeding or in connection with any judicial proceeding or arbitration pursuant to Section 8(d) to enforce rights under this Agreement but is not entitled, however, to indemnification for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

7.                                       Advancement of Expenses.  Subject to Section 12(a) hereof, the Company shall advance all expenses incurred by the Indemnitee in connection with any proceeding to which the Indemnitee was or is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Company.  The Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined in a final, nonappealable judgment or other final, nonappealable adjudication, that the Indemnitee is not entitled to be indemnified against such expenses by the Company as authorized by this Agreement.  The advances to be made hereunder shall be paid by the Company to or on behalf of the Indemnitee within thirty (30) days following delivery of a written request therefor by the Indemnitee to the Secretary of the Company.  Such request shall reasonably evidence the expenses incurred by the Indemnitee and shall include or be accompanied by an undertaking, by or on behalf of the Indemnitee, to repay such amounts advanced if it shall ultimately be determined in a final, nonappealable judgment or other final, nonappealable adjudication, that the Indemnitee is not entitled to be indemnified against such expenses by the Company as authorized by this Agreement or otherwise.

8.                                       Notice and Other Indemnification and Advancement Procedures.

(a)                                  Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding against the Indemnitee by reason of the fact that the Indemnitee is or was an agent of the Company, the Indemnitee shall, if the Indemnitee believes that indemnification or advancement of expenses with respect thereto may be sought from the Company under this Agreement, notify the Company in writing of the commencement or threat of commencement thereof, provided the failure to provide such notification shall not diminish the Indemnitee’s right to indemnification or advancement of expenses hereunder.

(b)                                 To receive indemnification under this Agreement, the Indemnitee shall submit a written request to the Secretary of the Company which includes documentation or information that is necessary to determine whether indemnification is payable under this Agreement and which is reasonably available to the Indemnitee.  To the extent not provided pursuant to the terms of this Agreement, any indemnification requested by the Indemnitee under Section 3, 4, 5 or 6 hereof shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in this Agreement.  Notwithstanding any provision in the Company’s Certificate of Incorporation or By-Laws to the contrary, such determination shall be made (i) by the Board of Directors of the Company by a majority vote of a quorum thereof consisting of directors who are not parties to such proceeding, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) in the event such a quorum is not obtainable, or, even if obtainable a quorum of such directors so directs, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee, or (iv) by the stockholders or (v) in the event that a change in control has occurred, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee.  Such independent legal counsel shall be selected by the Board of Directors and approved by the Indemnitee, which consent shall not be unreasonably withheld, except that in the event that a change in control has occurred, independent legal counsel shall be selected by the Indemnitee.  Upon failure of the Board of Directors so to select such independent legal counsel or upon failure of the Indemnitee so to approve (or so to select, in the event that a change in control has occurred), such independent legal counsel shall be selected upon application to a panel of arbitrators (selected in the manner set forth in Section 8(d) hereof).  The determination of entitlement to indemnification shall be made and, unless a contrary determination is made, such indemnification shall be paid not later than forty-five (45) days after receipt of the written request of the Indemnitee.

(c)                                  Any amounts incurred by the Indemnitee in connection with a request for indemnification or advancement of expenses hereunder, under any other agreement, any provision of the Company’s Certificate of Incorporation and By-Laws or any D&O Insurance (as defined in Section 11), shall be borne by the Company.

(d)                                 Except as set forth herein, the right of indemnification and advancement of expenses under this Agreement and any dispute arising hereunder, including but not limited to matters of validity, interpretation, application and enforcement (including, by way of example, a dispute that arises because a determination has been made that the Indemnitee is not entitled to indemnification or because payment has not been timely made following a determination of entitlement to indemnification or because expenses are not paid pursuant to Section 7), shall be determined (i) by a court of competent jurisdiction or (ii) by and through final and binding arbitration in Washington, D.C., as selected by the party bringing such judicial proceeding or arbitration.  Any arbitration shall be conducted in accordance with the commercial arbitration rules then in effect of the American Arbitration Association before a panel of three arbitrators, one of whom shall be selected by the Company, the second of whom shall be selected by the Indemnitee and the third of whom shall be selected by the other two arbitrators.  If for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the local court of general jurisdiction in Washington, D.C..  Each arbitrator selected as provided hereto is required to be serving or to have served as a director or an executive officer of a corporation whose shares of common stock, during at least one year of such service, were listed on The NASDAQ Stock Market or the New York Stock Exchange.  It is expressly understood and agreed by the parties that any award entered by the arbitrators may be enforced, without further evidence or proceedings, in any court of competent jurisdiction.  The determination in any such judicial proceeding or arbitration shall be made de novo and the Indemnitee shall not be prejudiced by reason of a determination (if so made) pursuant to Section 8(b) that the Indemnitee is not entitled to indemnification.  If a determination is made or deemed to have been made pursuant to the terms of Section 8(b) that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable.  The Company further agrees to stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary.

(e)                                  The provisions of Section 8(d) hereof shall not apply if, and to the extent that, they may be inconsistent with an undertaking given by the Company (including an undertaking given after the date of this Agreement) to the Securities and Exchange Commission to submit to a court of competent jurisdiction the question whether indemnification for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), by the Company is against public policy as expressed in the Securities Act, and to be governed by the final adjudication of such issue.  In such case, the determination by such court shall be deemed, for purposes of this Agreement, to be a determination pursuant to Section 8(d) hereof.

(f)                                    To the extent the Indemnitee is successful in whole or in part in prosecuting or defending any judicial proceeding or arbitration pursuant to Section 8(d) hereof (including any judicial proceeding or arbitration initiated by the Indemnitee to enforce a right to indemnification or advancement of expenses under this Agreement, and any judicial proceeding or arbitration initiated by the Company to recover an advancement of expenses pursuant to the terms of an undertaking), the Indemnitee shall be entitled to be paid any expenses actually and reasonably incurred in prosecuting or defending such judicial proceeding or arbitration, and the Company shall reimburse the Indemnitee for any such expenses.

9.                                       Presumptions.  The Secretary of the Company shall, promptly upon receipt of the Indemnitee’s written request for indemnification, advise in writing the Board of Directors or such other person or persons empowered to make the determination as provided in Section 8(b) that the Indemnitee has made such request for indemnification.  Upon making such request for indemnification, the Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in making any determination contrary to such presumption.  If the person or persons so empowered to make such determination shall have failed to make the requested determination with respect to indemnification within forty-five (45) days after receipt by the Company of such request, a requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be absolutely entitled to such indemnification, absent actual and material fraud in the request for indemnification.

10.                                 Assumption of Defense.  In the event the Company is notified of the commencement of or the threat of commencement of any proceeding against the Indemnitee by reason of the fact that the Indemnitee is or was an agent of the Company, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense of such proceeding, with counsel reasonably acceptable to the Indemnitee, upon the delivery to the Indemnitee of written notice of its election to do so.  After delivery of such notice and the approval of such counsel by the Indemnitee, which approval shall not be unreasonably withheld, the Company shall not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that (a) the Indemnitee shall have the right to employ the Indemnitee’s own counsel in such proceeding at the Indemnitee’s expense and (b) if (i) the employment of counsel by the Indemnitee has been previously authorized in writing by the Company, (ii) the Company shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or (iii) the Company shall not within sixty (60) days of receipt of notice from the Indemnitee, in fact, have employed counsel to assume the defense of such proceeding, the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company.

11.                                 Insurance.  The Company may, but is not obligated to, obtain directors’ and officers’ liability insurance (“D&O Insurance”) as may be or become available in reasonable amounts from established and reputable insurers with respect to which the Indemnitee is named as an insured.  Notwithstanding any other provision of this Agreement, the Company shall not be obligated to indemnify the Indemnitee for expenses, judgments, fines or penalties which have been paid directly to the Indemnitee by D&O Insurance.  If the Company has D&O Insurance in effect at the time the Company receives from the Indemnitee any notice of the commencement of or of the threat of commencement of any proceeding against the Indemnitee by reason of the fact that the Indemnitee is or was an agent of the Company, the Company shall give prompt notice of the commencement of or the threat of commencement of such proceeding to the insurers in accordance with the procedures set forth in the policy.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the lndemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

12.                                 Exceptions.  Any other provision herein or in the Company’s Certificate of Incorporation or By-Laws to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)                                  Claims Initiated by the Indemnitee.  To indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except to the extent that a proceeding or claim is brought by the Indemnitee to enforce rights under this Agreement; provided, however, that such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate; or

(b)                                 Unauthorized Settlements.  To indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a proceeding effected without the Company’s written consent; the Company shall not settle any proceeding without the Indemnitee’s written consent; neither the Company nor the Indemnitee will unreasonably withhold consent to any proposed settlement; or

(c)                                  Certain Matters.  To indemnify the Indemnitee on account of any proceeding with respect to (i) payments made to the Indemnitee if it is determined by final, nonappealable judgment or other final, nonappealable adjudication that such payments were in violation of law or (ii) which it is determined by final, nonappealable judgment or other final, nonappealable adjudication that the conduct of the Indemnitee constituted bad faith or active and deliberate dishonesty; or

(d)                                 Section 16.  To indemnify the Indemnitee on account of any claim by or on behalf of the Company for recovery of profits resulting from the purchase and sale or sale and purchase by the Indemnitee of equity securities of the Company pursuant to Section 16(b) of the Exchange Act; or

(e)                                  Unlawful.  To indemnify the Indemnitee to the extent such indemnification has been determined pursuant to Section 8(d) hereof to be unlawful.

13.                                 Nonexclusivity.  The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company’s Certificate of Incorporation or By-Laws, the vote of the Company’s stockholders or disinterested directors, other agreements or otherwise, both as to action in his or her official capacity and to action in another capacity while occupying his or her position as an agent of the Company, and the Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

14.                                 Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of the Indemnitee to recover against any person for such liability, and Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

15.                                 Interpretation of Agreement.  It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law.

16.                                 Severability; Prior Indemnification Agreements.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 15 hereof.  This Agreement shall supersede and replace any prior indemnification agreements entered into by and between the Company and the Indemnitee and any such prior agreements shall be terminated upon execution of this Agreement.

17.                                 Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

18.                                 Successors and Assigns.  The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto.

19.                                 Notice.  All notices, claims, requests, demands and other communications hereunder shall be in writing and shall be duly given if:  (a) personally delivered or sent via telecopy, (b) sent by certified mail, return receipt requested, or (c) sent by nationally recognized overnight courier service (for next business day delivery), shipping prepaid to the addresses shown on the signature page of this Agreement or such other address or addresses as the person to whom notice is to be given may have previously furnished to the other party in writing in the manner set forth above.  Notices shall be deemed given at the time of personal delivery or completed telecopy, or, if sent by certified mail, three (3) business days after such sending, or, if sent by nationally recognized overnight courier service, one (1) business day after such sending.

20.                                 Governing Law.  This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware, without giving effect to conflict of laws principles.  If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Delaware govern indemnification by the Company of its directors and executive officers, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.

21.                                 Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced as evidence of the existence of this Agreement.

(Signature Page Follows.)

The parties hereto have entered into this Indemnification Agreement effective as of the date first above written.

UNITED THERAPEUTICS CORPORATION

By:

1110 Spring Street
Silver Spring, Maryland 20910
Attn: [ ]
Telephone: [( ) - ]

INDEMNITEE:

Address:

Telephone: ( ) -